UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 14, 2006
Asset Acceptance Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-50552	80-0076779

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

28405 Van Dyke Avenue, Warren, Michigan	48093

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:               586-939-9600
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
Pursuant to the terms of a Credit Agreement (the “Credit Agreement”), dated September 30, 2002, as amended, Asset Acceptance Capital Corp. (the “Company”) maintains a $100.0 million line of credit secured by a first priority lien on all of the Company’s assets.
As previously announced, the Company, effective as of April 28, 2006, acquired all of the capital stock of privately held Premium Asset Recovery Corporation (“PARC”), a recognized leader in purchasing and collecting charged-off consumer medical debt.
On August 14, 2006, the Company executed a certain Joinder Agreement to Credit Agreement (the “Joinder Agreement”) pursuant to which the Credit Agreement was amended to:

•	Add PARC as a borrower pursuant to the Credit Agreement;

•	Add Outcoll Services, Inc., a wholly-owned subsidiary of PARC (“Outcoll”), as a guarantor under the Credit Agreement;

•	Secure a first priority lien on the assets of PARC and Outcoll;

•	Secure from the Company a pledge of 100% of PARC’s capital stock; and

•	Secure from PARC a pledge of 100% of Outcoll’s capital stock.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asset Acceptance Capital Corp.
August 16, 2006	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer